Exhibit 11
            Statement Regarding the Computation of Earnings Per Share





                                                    For the six month period          For the quarter ending
                                                          ending June 30,                      June 30,
                                                   ---------------------------      ----------------------------
                                                      1998            1997(1)          1998            1997(1)
                                                   ---------------------------      ----------------------------
Weighted average shares outstanding:
     Total average shares outstanding              33,909,685       33,117,594       33,942,194       33,124,944
     Average allocated ESOP shares                      7,438           37,125           11,137           55,689
                                                   ---------------------------      ----------------------------

Basic average shares                               33,917,123       33,154,719       33,953,331       33,180,633
                                                   ---------------------------      ----------------------------

     Common Stock Equivalents (1)
            Option plans Mgt/Directors                275,826          233,622          279,244          233,343
            RRP Management                             27,877           22,140           27,877           21,354
                                                   ---------------------------      ----------------------------

    Total average allocated award shares              303,703          255,762          307,121          254,697
                                                   ---------------------------      ----------------------------

    Fully diluted average shares outstanding       34,220,826       33,410,481       34,260,452       33,435,330
                                                  ============================      ============================

Net income for the period                         $10,224,000      $ 9,774,000      $ 4,475,000      $ 5,065,000
Basic Earnings per share                          $      0.30      $      0.29      $      0.13      $      0.15
                                                  ============================      ============================

Diluted earnings per share                        $      0.30      $      0.29      $      0.13      $      0.15
                                                  ============================      ============================



(1) The 1997 earnings per share calculations reflect the retroactive effect of a 3 for 1 stock split effected in the form of a dividend that was approved by the Board of Directors on October 22, 1997. The dividend was declared to stockholders of record as of November 4, 1997 and was paid on November 18, 1997.

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